Exhibit 31.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

UNDER

SECTION 302 OF THE SARBANES-OXLEY ACT

I, Scott F. Kavanaugh, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of First Foundation Inc. for the fiscal year ended December 31, 2020;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: March 31, 2021

/s/ SCOTT F. KAVANAUGH
Scott F. Kavanaugh
Chief Executive Officer